As filed with the U.S. Securities and Exchange Commission March 7, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eliem Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-2273741
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23515 NE Novelty Hill Road, Suite B221 #125

Redmond, WA 98053

(425) 276-2300

(Address of principal executive offices) (Zip code)

Eliem Therapeutics, Inc. 2021 Equity Incentive Plan

Eliem Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plan)

Robert Azelby

President and Chief Executive Officer

Eliem Therapeutics, Inc.

23515 NE Novelty Hill Road, Suite B221 #125

Redmond, WA 98053

(425) 276-2300

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Alan Hambelton Sonya Erickson Julia Stark Cooley LLP 1700 Seventh Avenue, Suite 1900 Seattle, Washington 98101 (206) 452-8756	James B. Bucher Executive Vice President and General Counsel Eliem Therapeutics, Inc. 23515 NE Novelty Hill Road, Suite B221 #125 Redmond, WA 98053 (425) 276-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

Eliem Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (a) 1,328,384 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible persons under the 2021 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s registration statement on Form S-8 filed on August 12, 2021 (File No. 333-258771) (the “Prior Form S-8”), and (b) 265,676 shares of Common Stock issuable to eligible persons under the 2021 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Prior Form S-8.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8 are incorporated by reference herein.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-40708	3.1	August 12, 2021

4.2	Amended and Restated Bylaws of the Registrant.	S-1	333-257980	3.4	August 2, 2021

4.3	Form of common stock certificate of the Registrant.	S-1	333-257980	4.1	August 2, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this registration statement).

99.1	2021 Equity Incentive Plan.	S-1	333-257980	10.4	August 2, 2021

99.2	Forms of Option Agreement, Stock Option Grant Notice and Notice of Exercise under the 2021 Equity Incentive Plan.	S-1	333-257980	10.5	August 2, 2021

99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan.	S-1	333-257980	10.6	August 2, 2021

99.4	2021 Employee Stock Purchase Plan.	S-1	333-257980	10.7	August 2, 2021

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 7th day of March, 2022.

ELIEM THERAPEUTICS, INC.

By:	/s/ Robert Azelby
Robert Azelby
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Azelby and Erin M. Lavelle, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Azelby Robert Azelby	President, Chief Executive Officer and Director (Principal Executive Officer)	March 7, 2022

/s/ Erin M. Lavelle Erin M. Lavelle	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2022

/s/ Andrew Levin, M.D., Ph.D. Andrew Levin, M.D., Ph.D.	Chairman of the Board of Directors	March 7, 2022

/s/ Judith Dunn, Ph.D. Judith Dunn, Ph.D.	Director	March 7, 2022

/s/ Leone Patterson Leone Patterson	Director	March 7, 2022

/s/ Liam Ratcliffe, M.D., Ph.D. Liam Ratcliffe, M.D., Ph.D.	Director	March 7, 2022

/s/ Adam Rosenberg Adam Rosenberg	Director	March 7, 2022

/s/ Simon Tate Simon Tate	Director	March 7, 2022